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                            NYLIFE DISTRIBUTORS INC.

                                51 MADISON AVENUE
                               NEW YORK, NY 10010

                                 CODE OF ETHICS

                         REGARDING CONFLICT OF INTERESTS

                       AND STANDARDS OF ETHICAL INTEGRITY

        NYLIFE Distributors Inc. (the "Corporation") acknowledges the importance of high ethical standards in the conduct of its business and requires that the applicable standards be observed by the following "Affiliated Persons," namely
(a) each of its officers, employees, members and directors, and (b) any persons affiliated with or otherwise authorized to represent the Corporation who acquire any confidential information in which the Corporation or any direct or indirect parent, subsidiary or affiliate corporation has an interest. New York State Insurance Department Regulation No. 115 (11 New York Codes, Rules & Regulations 81-2.2) requires the Corporation to codify these standards. All recipients of this Code of Ethics ("Code") are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to:

                            NYLIFE Distributors Inc.

                                51 Madison Avenue

                            New York, New York 10010

                           Attention of the Secretary




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        While compliance with the provisions of this Code is anticipated,
Affiliated Persons should be aware that in response to any violations, the Corporation will take whatever action it deems appropriate under the circumstances.

                  STATEMENT OF POLICY ON CONFLICT OF INTERESTS
                       AND STANDARDS OF ETHICAL INTEGRITY

        The purpose of this statement is to reaffirm the Corporation's policy in the area of Conflict of Interests and Standards of Ethical Integrity, and to provide a current statement of the Corporation's rules and guidelines, as well as procedures for their implementation.

        The Corporation requires the highest standards of ethical conduct on the part of Affiliated Persons subject to the provisions of the Code, including, without limitation, abstention from participation (or any other involvement) in "insider trading" in contravention of any applicable laws or regulation. The reputation of New York Life Insurance Company ("New York Life") and its affiliates for trustworthy financial service is a valuable asset which all Affiliated Persons are expected to preserve and protect.

        Each Affiliated Person is under a duty to exercise his or her authority and responsibility for the benefit of the Corporation and may not have outside interests conflicting with the interests of the Corporation. Each such person must avoid any circumstances which might adversely affect or appear to affect his or her duty of complete loyalty to the Corporation and its affiliated entities in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity.



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        Each Affiliated Person has the duty to disclose to the Corporation any interest whatsoever that he or she may have in any firm, corporation, or business unit (which is not affiliated or participating in any joint venture or partnership with the Corporation or with New York Life) with which he or she is called upon to deal as a part of his or her assigned duties with the Corporation. Such disclosure should be timely so that the Corporation may take such action concerning the conflict as it deems appropriate. It is recognized, however, that the Corporation has or may have business relationships with many companies and other profit-making organizations and that a person's relatively small interest in publicly traded securities of such an organization does not necessarily give rise to a conflict of interests. Therefore, the following Rules and Procedures and the form of Annual Questionnaire have been approved and adopted by the Corporation:

                          GENERAL RULES AND PROCEDURES

        1. Generally, it is considered compatible with an Affiliated Person's duties to the Corporation to assume the position of director of a corporation for profit, provided that the business of such corporation does not conflict with the interest of the corporation or any corporation controlling, controlled by or under common control with this Corporation (i.e., an "affiliate(d)" corporation), and that such directorship is not prohibited by the New York Insurance Law, or any federal or other applicable law. However, reports should be made to the Corporation of any invitation to serve as a director of a corporation for profit and such persons must receive the approval of this Corporation prior to accepting any such directorship.

        2. It is considered generally incompatible with the duties of an officer, employee, agent or other representative of the Corporation to act as an officer, general partner, consultant,



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agent, representative, or employee of any business organized for profit, other than New York Life or an affiliated entity of the Corporation or New York Life.

        3. The Code prohibits the directors and officers of New York Life or the Corporation from being pecuniarily interested, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving the Corporation, subject to the same exceptions as are permitted by the New York Insurance Law for directors and officers of New York Life, and those described below.

        4. The Code does not necessarily prohibit the directors, officers, members, or other personnel of this Corporation who are otherwise unaffiliated with New York Life, from being pecuniarily interested in any transactions that are in the ordinary course of business of the Corporation, provided that such transactions:


        (i) are usual and customary in relations between an institution and its directors or officers, or are at arm's-length with respect to its Affiliated Persons;

        (ii)    do not violate any provisions of the New York Insurance Law; and

        (iii) are disclosed to the Board of Directors of New York Life and of the Corporation in accordance with the procedures established hereunder.

        5. A questionnaire, substantially in the form annexed (and as revised from time to time with the approval of the Board of Directors or the Chief Executive Officer of the Corporation) shall be circulated by the Secretary to (a) each Director and Officer of the Corporation, and (b) such other Affiliated Persons whose activities on behalf of the Corporation are determined by the Board of Directors, the Chief Executive Officer or counsel to warrant



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submission of periodic compliance reports hereunder, for completion and filing with the Secretary in January of each year, and shall be supplemented promptly by each responding Affiliated Person to reflect any material change in responses occurring or discovered between annual filings.

        6. The Secretary shall review responses to all questionnaires and any supplements thereto and report to the Board of Directors of the Corporation and (through the Office of its Vice President and Secretary) to the Board of Directors of New York Life, to their respective Chief Executive Officers, and to the office of the General Counsel of New York Life, any material conflict of interests which has not been resolved in accordance with this Code and any willful failure promptly to disclose any apparent conflicts of interests thereunder.

             SPECIAL RULES FOR PERSONS INVOLVED IN FINANCIAL MATTERS

        All Affiliated Persons involved in the financial matters of the Corporation have a special element of responsibility and loyalty with regard to the current and prospective financial and fiscal operations and planning of the Corporation. They are expected to comply fully with the general rules applicable to Affiliated Persons, but in addition have the responsibility and duty to see to it that (a) the current and prospective financial operations of the Corporation and its financial planning, (b) material non-public information obtained in the course of any investment matters, contemplated investment transactions or other business activities by the Corporation or New York Life or any of their affiliates, and (c) any data which may be deemed to be "inside information" by any determination, rule, regulation, law or decision of, or pertaining to, the United States Securities and Exchange Commission or any similar or successor agency, are kept confidential, and are not disclosed to anyone who is not properly concerned with them as part of



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his or her regular duties with the Corporation, New York Life or any of their affiliates, except as otherwise provided in accordance with due process of law or compliance with regulatory authorities in the proper exercise of their jurisdiction.



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                              "INSIDE INFORMATION"

        All Affiliated Persons of the Corporation, without regard to their status, responsibilities or involvement in any financial matters, are obligated to maintain awareness of and to conduct themselves in compliance with the standards governing "Securities Trading and Material Inside (Non-Public) Information," as now in effect and currently published at pages 47-50, inclusive, of Corporate Policy Guidelines adopted by New York Life and distributed to its personnel under date of March 10, 1988, copies of which are on file with and may be obtained on request from the Secretary of the Corporation, all of which standards, as from time to time amended and hereafter in effect, are incorporated herein by reference and adopted as the Corporate Policy Guidelines of and for this Corporation.



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                                      NYLIFE Distributors Inc.

                                      NAME
                                          --------------------------------------

                                                               TITLE OR POSITION


                     QUESTIONNAIRE ON CONFLICT OF INTERESTS

        1. Please list any officership, directorship, trusteeship or material employment which you (or any dependent relative) hold in any corporations, associations or partnerships for profit, any mutual companies or in any Subsidiary* of New York Life Insurance Company ("New York Life") or NYLIFE Distributors Inc. (the "Corporation"). If you do not have any, please insert "NONE" below. (If the following space is insufficient, please attach a complete list following your signature page.)

        2.      (a)   Please list any substantial financial interest (such as 1%
or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is a supplier of or soliciting orders for sales or services to the Corporation or to New York Life or to any Subsidiary*. If you do not have any, please insert "NONE" below.

                (b) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may


--------
* The term "Subsidiary", as used herein, includes NYLIFE Distributors Inc. (the "Corporation") and all corporations over which either the Corporation or New York Life, directly or indirectly, with power to vote, owns, controls or holds a majority of the voting securities of such corporation, or possesses the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.




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have in any business unit which you know is doing business with the Corporation or New York Life or any Subsidiary*, other than suppliers referred to above. If you do not have any, please insert "NONE" below.

        3. Please list the names (not amount of the holding) of any corporations or business units in which you (or any dependent relative) have a substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) and in which, to your knowledge, the Corporation or New York Life or a Subsidiary* has an investment. If you do not have any, please insert "NONE" below. (If the following space is insufficient, please attach a complete list following your signature page.)

        4. Please list the names of any corporations or business units in the following categories in which you (or any dependent relative) may have any interest or financial holding. (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

                (a) Any company, other than New York Life or a Subsidiary*, whose principal business is the issuance and sale of life insurance, annuities or accident and health insurance policies, or the provision of financial or health services or products. Do not include interests in policies, annuities or health insurance contracts. If any common stock holding in this category is 1% or more of the outstanding stock, please so indicate.

                (b) Any life insurance or health insurance agency, brokerage or insurance consultant firm other than a Subsidiary* of New York Life.

                (c) Any mortgage loan correspondent of New York Life or any other concern engaged primarily in the business of buying, selling or servicing real estate



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                mortgages. (Do not include mortgages upon property owned by you, or personal investments in real estate investment trusts.)

                (d) Any investment banking firm, brokerage firm or other business unit engaged primarily in the business of buying and selling securities. (Do not include brokerage or similar accounts or investments in mutual funds.)

        (If any of the spaces above are insufficient, please attach a complete list following your signature page.)

        5. Please list the names of any business firms in which you (or any dependent relative) have an interest or financial holding and which have property which to your knowledge is subject, in whole or in part, to a real estate mortgage held by the Corporation or New York Life or a Subsidiary*. If you do not have any, please insert "NONE" below. (If the following space is insufficient, please attach a complete list following your signature page.)

        6. Please list or summarize any financial interest you (or any dependent relative) have which, in your opinion, affects or might appear to affect adversely the discharge of your duties and responsibilities to the Corporation, New York Life or any Subsidiary*. If you do not have any, please insert "NONE" below. (If the following space is insufficient, please attach a complete list following your signature page.)

        7. Supplemental Reporting Obligations. If a material change occurs in any matters reported in this Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Code of Ethics governing Affiliated Persons of the Corporation, the undersigned hereby undertakes promptly to file with the Secretary an



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appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.



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                                    INITIALS

8.  Short Form Responses:                 By initialing the applicable box, the
                                    ----- undersigned certifies current
                                    ----- compliance with the Code of Ethics and
                                          the absence of any Conflict of
                                          Interests except as described on the
                                          attached page(s).

                                  Initials

                                          No exceptions to the foregoing.
                                    -----
                                    -----


                                          -------------------------------------
Date:                        , 2000       (Signature of Affiliated Person)
        ---------------------
                                          Name:
                                               --------------------------------
                                               (Print or Type Below Signature)

                                          Title or Position:
                                                            -------------------




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